Filed pursuant to Rule 424(b)(5)

Registration No. 333-268027

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 30, 2022)

The Glimpse Group, Inc.

1,990,000 Shares of Common Stock
Pre-Funded Warrants to Purchase up to 760,000 Shares of Common Stock

760,000 Shares of Common Stock Underlying the 760,000 Pre-Funded Warrants

We are offering to an institutional investor, or the Investor, in a registered direct offering, 1,990,000 shares of our common stock, par value $0.001 per share, or our common stock, together with pre-funded warrants, or each a Pre-Funded Warrant, to purchase up to 760,000 shares of our common stock, pursuant to this prospectus supplement, the accompanying base prospectus, and a securities purchase agreement, dated December 23, 2024, by and between us and the Investor. The Pre-Funded Warrants have an exercise price of $0.001 per share of common stock, are immediately exercisable and may be exercised at any time until exercised in full, subject to the limitation that exercise may not result in the Investor’s beneficial ownership exceeding 9.99% of our outstanding common stock. This prospectus supplement and the accompanying base prospectus also relate to the issuance of shares of our common stock upon the exercise of the Pre-Funded Warrants sold in this offering.

The purchase price for each share of common stock is $2.65. The purchase price for each Pre-Funded Warrant is $2.649, which is equal to the purchase price per share of common stock, less $0.001.

Our common stock is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “VRAR.” The last reported sale price of our common stock on the Nasdaq on December 20, 2024 was $3.49 per share. There is no established trading market for the Pre-funded Warrants and we do not intend to list the Pre-funded Warrants on any securities exchange or nationally recognized trading system.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates, or our public float, was $56,499,781 based on a total of 18,274,217 shares of common stock outstanding, of which 16,189,049 shares were held by non-affiliates, at a price of $3.49 per share, the closing sales price of our common stock on December 20, 2024, which is the highest closing price of our common stock on Nasdaq within the prior 60 days. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell our securities in a public primary offering in reliance on General Instruction I.B.6. of Form S-3 with a value exceeding one-third of our public float in any 12-calendar-month period so long as our public float remains below $75,000,000. We have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the 12 calendar months prior to and including the date of this prospectus supplement. As a result, we may sell up to approximately $18,833,260 of our securities hereunder.

We are an “emerging growth company” as defined under federal securities laws, and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and the accompanying base prospectus, and the documents incorporated by reference herein and therein, and may elect to comply with reduced public company reporting requirements in future filings. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company” for more information.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and under similar headings in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

We have engaged Kingswood Investments, division of Kingswood Capital Partners, LLC, or the placement agent, as our exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities but has agreed to use its best efforts to sell the securities offered by this prospectus supplement and accompanying base prospectus. We have agreed to pay the placement agent the placement agent fees set forth in the table below. See “Plan of Distribution” for more information regarding these arrangements.

	Per Common Stock	Per Pre-Funded Warrant	Total
Offering price	$2.65	$2.649	$7,286,740
Placement agent’s fees (6.5%)(1)	$0.17225	$0.172185	$473,638.10
Proceeds to us, before expenses	$2.47775	$2.476815	$6,813,101.90

(1)	In addition, we have agreed to reimburse the placement agent for certain expenses. See “Plan of Distribution” beginning on page S-11 of this prospectus supplement for additional information regarding compensation payable to the placement agent and estimated expenses.

Delivery of the securities being offered pursuant to this prospectus supplement and the accompanying base prospectus is expected to occur on or about December 24, 2024.

Kingswood Investments, division of Kingswood Capital Partners, LLC

The date of this prospectus supplement is December 23, 2024.

PROSPECTUS

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying base prospectus. Neither we nor the placement agent have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information contained in this prospectus supplement or the accompanying base prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying base prospectus, is accurate only as of the date of those respective documents. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

S-1

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-268027) that we filed with the Securities and Exchange Commission, or the SEC, and was declared effective by the SEC on November 30, 2022. Before buying any of the securities offered hereby, we urge you to read carefully this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Documents Reference.” These documents contain important information that you carefully should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part, the accompanying base prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. The information included or incorporated by reference in this prospectus supplement also adds to, updates, and changes information contained or incorporated by reference in the accompanying base prospectus. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying base prospectus and the documents incorporated by reference therein.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our,” “Glimpse,” or the “Company” refer to The Glimpse Group, Inc. and its wholly owned subsidiaries.

This prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, contain references to trademarks, trade names and service marks. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to such trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entities.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained in or incorporated by reference in this prospectus supplement and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included elsewhere in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus supplement and the accompanying base prospectus, including our consolidated financial statements and related notes, and other information incorporated by reference from our other filings with the SEC.

Company Overview

We are an Immersive technology company, providing enterprise focused Virtual Reality (VR), Augmented Reality (AR) and Spatial Computing software and services. Glimpse’s operating entities are located primarily in the United States. We believe that we offer significant exposure to the rapidly growing and potentially transformative Immersive technology markets, while mitigating downside risk via our diversified model and ecosystem.

Our ecosystem of Immersive technology entities, collaborative environment and diversified business model aims to simplify the challenges faced by companies in the emerging Immersive technology industry, create scale, build operational efficiencies, reduce time to market and enhance go-to-market synergies, while simultaneously providing investors an opportunity to invest directly via a diversified infrastructure.

The Immersive technology industry is an early-stage technology industry with nascent markets. We believe that this industry has significant growth potential across verticals, may be transformative, and that our diversified ecosystem create important competitive advantages. We currently target a wide array of industry verticals, including but not limited to: Corporate Training, Education, Healthcare, Government & Defense, Branding/Marketing/Advertising, Retail, Media & Entertainment, Corporate Events and Social VR support groups and therapy. We focus primarily on the business-to-business (B2B) and business-to-business-to-consumer (B2B2C) segments and we are hardware agnostic.

In fiscal year 2024, we shifted our businesses focus to providing immersive technology solutions software and services (“Strategic Shift”) that are primarily driven by Spatial Computing, Cloud and Artificial Intelligence (AI), which we refer to as “Spatial Core.” While this transition is still ongoing, we believe that Spatial Core is a key differentiator, growth driver and competitive advantage for us.

S-3

THE OFFERING

Common stock offered by us	We are offering 1,990,000 shares of common stock.

Pre-funded Warrants offered	We are also offering 760,000 Pre-funded Warrants to purchase up to 760,000 shares of common stock. Each Pre-funded Warrant entitles the holder to purchase one share of common stock at an exercise price of $0.001 per share. The purchase price of each Pre-funded Warrant is equal to the price per share of common stock being sold in this offering minus $0.001. The Pre-funded Warrants will be immediately exercisable and may be exercised at any time until exercised in full.

This prospectus supplement also relates to the offering of shares of common stock issuable upon the exercise of Pre-funded Warrants.

Common stock to be outstanding after the offering	21,024,217 shares, assuming the full exercise of the Pre-funded Warrants.

Use of proceeds	We estimate the net proceeds to us from this offering will be approximately $6.74 million after deducting placement agent fees and estimated offering expenses payable by us. We intend to use the net proceeds of this offering for working capital and general corporate purposes.

Nasdaq Capital Market Symbol for Common Stock	“VRAR.”

Risk factors	Investing in our securities involves a high degree of risk and purchasers of our securities may lose part or all of their investment. You should read this prospectus supplement and the accompanying base prospectus, and the documents incorporated by reference herein and therein carefully, including the sections entitled “Risk Factors” and our consolidated financial statements and related notes, before investing in our securities.

The number of shares of common stock shown above to be outstanding after this offering is based on 18,274,217 shares outstanding as of December 20, 2024, and excludes, as of that date:

●	87,500 shares issuable upon exercise of outstanding warrants with a weighted average exercise price of $7.00;

●	575,000 shares issuable upon exercise of outstanding warrants with a weighted average exercise price of $1.75; and

●	3,514,392 shares of common stock issuable upon exercise of outstanding options with a weighted average exercise price of $3.88, of which 1,979,703 are currently exercisable with a weighted average exercise price of $4.03.

S-4

RISK FACTORS

Investing in our securities involves a high degree of risk and uncertainties. Before you make a decision to invest in our securities, you should carefully consider the risks and uncertainties described below, in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, and in other documents that we subsequently file with the SEC that update, supersede or supplement such information, which are incorporated by reference into this prospectus supplement and accompanying base prospectus. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our common stock could decline and you could lose some or all of your investment. The risks described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially adversely affected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Additional Risks Related to our Common Stock and this Offering

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

The offering price per share in this offering may exceed the net negative tangible book value per common stock outstanding prior to this offering. After giving effect to the sale by us of 1,990,000 shares of common stock at a price of $2.65 per share and 760,000 Pre-funded Warrants at a price of $2.649 per Pre-funded Warrant, and after deducting commissions and estimated offering expenses payable by us and assuming full exercise of the Pre-funded Warrants, you will experience immediate dilution of $2.36 per share of common stock, representing the difference between our net negative tangible book value per share as of September 30, 2024 after giving effect to this offering and the offering price. The exercise of outstanding warrants and stock options may also result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you may incur if you participate in this offering.

Management will have broad discretion in determining how to use the proceeds of this offering.

Our management will have considerable discretion in the application of the net proceeds from this offering, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Due to the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our shareholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. See “Use of Proceeds” on page S-8 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional common stock or other securities convertible into or exchangeable for our common stock. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

S-5

There is no established public trading market for the Pre-funded Warrants being offered in this offering, and we do not expect a market to develop for the Pre-funded Warrants.

There is no established public trading market for the Pre-funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Pre-funded Warrants will be limited. Further, the existence of the Pre-funded Warrants may act to reduce both the trading volume and the trading price of our common stock.

Except as otherwise provided in the Pre-funded Warrants, holders of Pre-funded Warrants purchased in this offering will have no rights as stockholders until such holders exercise their Pre-funded Warrants and acquire our common stock.

Except as otherwise provided in the Pre-funded Warrants, until holders of Pre-funded Warrants acquire common stock upon exercise of the Pre-funded Warrants, holders of Pre-funded Warrants will have no rights with respect to the common stock underlying such Pre-funded Warrants. Upon exercise of the Pre-funded Warrants, the holders will be entitled to exercise the rights of a holder of our common stock only as to matters for which the record date occurs after the exercise date.

We will not receive any meaningful amount of additional funds upon the exercise of the Pre-funded Warrants.

Each Pre-funded Warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise or through a “cashless exercise” procedure. Accordingly, we will not receive any meaningful additional funds upon the exercise of the Pre-funded Warrants.

S-6

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward-looking statements.

It is important for an investor to understand that these statements involve risks and uncertainties, some of which are beyond our control. These statements relate to the discussion of our business strategies and our expectations concerning future operations, margins, profitability, liquidity, and capital resources and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. We sometimes use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “think,” “will,” “would,” or the negative of these words or other similar or comparable terms and phrases, including references to assumptions, in the aforementioned documents to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties, risks and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements.

Such risks, uncertainties and other factors also include those listed in the section titled “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and our other filings with the SEC. When considering these forward-looking statements, you should keep in mind the cautionary statements in this prospectus supplement. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We assume no obligation to update any forward-looking statements after the date of this prospectus supplement as a result of new information, future events or developments, except as required by applicable laws and regulations.

S-7

USE OF PROCEEDS

We estimate that the net proceeds from the sale of shares of our common stock and Pre-funded Warrants in this offering will be approximately $6.74 million. We cannot predict when or if the Pre-funded Warrants will be exercised. It is possible that the Pre-funded Warrants may never be exercised. If all of the Pre-funded Warrants sold in this offering were exercised for cash, we would receive additional net proceeds of approximately $760.

We intend to use the net proceeds from this offering for general corporate purposes and working capital. The foregoing expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. We cannot predict with certainty the particular uses for the net proceeds to be received from this offering. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital preservation investments, including short-term and intermediate-term interest-bearing obligations, investment-grade investments, certificates of deposit or direct or guaranteed obligations of the U.S. government. We cannot predict whether the invested proceeds will yield a favorable return.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, as well as our capitalization, as of September 30, 2024, as follows:

●	on an actual basis; and

●	on an as adjusted basis, giving effect to the sale by us of 1,990,000 shares of common stock and 760,000 Pre-funded Warrants to purchase up to 760,000 shares of common stock in this offering at the offering price of $2.65 per share of common stock and $2.649 per Pre-Funded Warrant, after deducting the placement agent fees and other estimated offering expenses payable by us.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements for the quarter ended September 30, 2024, and the related notes thereto, included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and incorporated by reference in this prospectus supplement.

	Actual	As Adjusted
Cash and cash equivalents	$1,413,794	$8,151,896
Total liabilities	$4,274,268	$4,274,268
Stockholders’ equity:
Preferred stock, $0.001 par value: 20,000,000 shares authorized, 0 shares issued and outstanding	$—	$—
Common stock, $0.001 par value, 300,000,000 shares authorized, 18,166,217 shares issued and outstanding, actual, 20,916,217 shares issued and outstanding, as adjusted	$18,166	$20,916
Additional paid-in capital	$74,926,319	$81,661,761
Accumulated deficit	$(64,053,465)	$(64,053,465)
Total stockholders’ equity	$10,891,020	$17,629,122

DILUTION

As of September 30, 2024, our historical net tangible (negative) book value was approximately $(0.69) million, or ($0.04) per share. Our historical net tangible negative book value is the amount of our total tangible assets less our total liabilities. Historical net tangible negative book value per share represents historical net tangible book value divided by the 18,166,217 shares of common stock outstanding as of September 30, 2024.

After giving effect to the sale of the 1,990,000 shares of common stock and 760,000 Pre-funded Warrants at an offering price of $2.65 per share and $2.649 per Pre-funded Warrant, and after deducting placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2024, would have been approximately $6.05 million, or approximately $0.29 per share of common stock. This represents an immediate increase in net tangible book value of approximately $0.33 per share of common stock to our existing stockholders and an immediate dilution in as adjusted net tangible negative book value of approximately $2.36 per share of common stock to purchasers of our common stock in this offering, as illustrated by the following table:

Public offering price per share		$2.65
Historical net tangible book value per share as of September 30, 2024	$(0.04)
Pro forma net tangible book value per share as of September 30, 2024	$0.29
Increase in net tangible book value per share attributable to this offering	$0.33
Pro forma as adjusted net tangible book value per share after giving effect to this offering		$0.29
Dilution per share to new investors purchasing shares in this offering		$(2.36)

The table and discussion above excludes, as of December 20, 2024:

●	87,500 shares issuable upon exercise of outstanding warrants with a weighted average exercise price of $7.00;

●	575,000 shares issuable upon exercise of outstanding warrants with a weighted average exercise price of $1.75; and

●	3,514,392 shares of common stock issuable upon exercise of outstanding options with a weighted average exercise price of $3.88, of which 1,979,703 are currently exercisable with a weighted average exercise price of $4.03.

S-8

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering (i) 1,990,000 shares of common stock at an offering price of $2.65 per share, and (ii) 760,000 Pre-funded Warrants to purchase up to 760,000 shares of common stock at an offering price of $2.649 per Pre-Funded Warrant.

Our common stock is registered under Section 12 of the Exchange Act and is traded on Nasdaq under the symbol “VRAR.” No other securities of the Company are registered under Section 12 of the Exchange Act. The material terms and provisions of our common stock are described under the caption “Description of Common Stock” beginning on page 3 of the accompanying base prospectus.

The transfer agent and registrar for our common stock is ClearTrust, LLC. The address for ClearTrust, LLC is 16540 Pointe Village Dr., Suite 210, Lutz, Florida 33558.

A summary of the description of the Pre-funded Warrants being offered is provided below.

There is no established trading market for the Pre-funded Warrants, and we do not expect a trading market to develop.

Pre-funded Warrants

The following description is subject in all respects to the provisions contained in the Pre-funded Warrants. The following is a brief summary of certain terms and conditions of the Pre-funded Warrants being offered in this offering. The following description is subject in all respects to the provisions contained in the Pre-funded Warrants.

Form

The form of Pre-funded Warrant will be filed as an exhibit to a Current Report on Form 8-K that we will file with the SEC.

Term

The Pre-funded Warrants will not expire until they are fully exercised.

Exercisability

The Pre-funded Warrants are exercisable at any time until they are fully exercised. The Pre-funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment of the exercise price. No fractional shares of common stock will be issued in connection with the exercise of a Pre-funded Warrant. The holder of the Pre-funded Warrant may also satisfy its obligation to pay the exercise price through a “cashless exercise,” in which the holder receives the net value of the Pre-funded Warrants in common stock determined according to the formula set forth in the Pre-funded Warrant.

Exercise Limitations

Under the terms of the Pre-funded Warrants, we may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of common stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of common stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Act) would exceed 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 9.99%.

S-9

Exercise Price

The exercise price of our common stock purchasable upon the exercise of the Pre-funded Warrants is $0.001 per share. The exercise price of the Pre-funded Warrants and the number of common stock issuable upon exercise of the Pre-funded Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock, as well as upon any distribution of assets, including cash, stock or other property, to our stockholders.

Transferability

Subject to applicable laws, the Pre-funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing

We do not intend to list the Pre-funded Warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

Upon the consummation of a fundamental transaction (as described in the Pre-funded Warrants, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power of our outstanding common stock), the holders of the pre-funded warrants will be entitled to receive, upon exercise of the Pre-funded Warrants, the kind and amount of securities, cash or other property that such holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the Pre-funded Warrants. Notwithstanding the foregoing, in the event of a fundamental transaction where the consideration consists solely of cash, solely of marketable securities or a combination of cash and marketable securities, then each Pre-funded Warrants shall automatically be deemed to be exercised in full in a cashless exercise effective immediately prior to and contingent upon the consummation of such fundamental transaction.

No Rights as a Shareholder

Except by virtue of such holder’s ownership of common stock or as otherwise provided in the Pre-funded Warrants, the holder of a Pre-funded Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises the Pre-funded Warrant.

S-10

PLAN OF DISTRIBUTION

We have entered into a securities purchase agreement with the Investor pursuant to which we will sell to the Investor 1,990,000 shares of common stock and 760,000 Pre-Funded Warrants to purchase 760,000 shares of common stock.

The securities purchase agreement contains customary representations, warranties and covenants for transactions of this type.

We engaged Kingswood Investments, division of Kingswood Capital Partners, LLC, to act as our placement agent for the offering pursuant to a placement agency agreement dated December 19, 2024, to solicit offers to purchase the securities in this offering. The placement agent is not purchasing or selling any of the securities we are offering, and it is not required to arrange the purchase or sale of any specific number of securities or dollar amount, but has agreed to use reasonable best efforts to arrange for the sale of the securities.

The placement agent proposes to arrange for the sale of the securities we are offering pursuant to this prospectus supplement to one or more investors through a securities purchase agreement directly between the investors and us. We established the price following negotiations with the placement agent and prospective investors and with reference to the prevailing market price of our common stock, recent trends in such price and other factors. We anticipate that the sale of the securities will be completed on the date indicated on the cover page of this prospectus supplement, subject to customary closing conditions. On the closing date, the following will occur:

●	We will receive funds in the amount of the aggregate purchase price;

●	The placement agent will receive the placement agent fees; and

●	We will deliver the securities to the investor.

We have agreed to pay the placement agent a cash fee of 6.5% of the gross proceeds the Company receives in the offering. We estimate the total expenses of this offering paid or payable by us, other than the placement agent fees, will be approximately $75,000.

We have agreed to indemnify the placement agent and specified other persons against certain liabilities relating to or arising out of the placement agent’s activities under the placement agency agreement, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

From time to time, the placement agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions.

S-11

LEGAL MATTERS

The validity of the securities being offered by this prospectus supplement will be passed upon for us by Kesse PPLC, Houston, Texas.

EXPERTS

The financial statements of The Glimpse Group, Inc. as of and for the year ended June 30, 2024 appearing in The Glimpse Group, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2024, have been audited by Turner, Stone & Company, L.L.P., as set forth in its report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of The Glimpse Group, Inc. as of and for the year ended June 30, 2023 appearing in The Glimpse Group, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2024, have been audited by Hoberman & Lesser CPA’s, LLP, as set forth in its report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, and other information with the SEC. These reports, proxy statements and other information are available at the SEC’s website at http://www.sec.gov.

This prospectus supplement and the accompanying base prospectus are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omit certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying base prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. The registration statement, including the exhibits and schedules, without charge, are available at the SEC’s website.

We also maintain a website at www.theglimpsegroup.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement or the accompanying base prospectus.

S-12

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

●	Our Annual Report on Form 10-K filed with the SEC on September 30, 2024;

Our Quarterly Report on Form 10-Q filed with the SEC on November 14, 2024;

Our Current Reports on Form 8-K filed with the SEC on September 9, 2024 and December 16, 2024;

●	The description of our common stock which is contained in a Registration Statement on Form 8-A filed with the SEC on June 29, 2021 (File No. 001-40556), including any amendment or report filed for the purpose of updating such description; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of Form 8-K, and any exhibits relating to such information).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by, reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: 15 West 38th St, 12th Fl, New York, NY 10018, (917) 292-2685.

S-13

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 10, 2022

PROSPECTUS

$100,000,000

The Glimpse Group, Inc.

Common Stock

Preferred Stock

Warrants

Rights

Units

We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $100,000,000.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on The Nasdaq Capital Market under the symbol “VRAR”. On October 26, 2022, the last reported sale price of our common stock was $4.76.

The aggregate market value of our outstanding common stock held by non-affiliates is $50,071,666 based on 13,593,734 shares of outstanding common stock, of which 2,940,188 shares are held by affiliates, and a per share price of $4.70, which was the closing sale price of our common stock as quoted on The Nasdaq Capital Market on November 8, 2022.  Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000.  During the 12 calendar month period that ends on, and includes, the date of this prospectus, we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “Risk Factors” beginning on page 3 of this prospectus, an in any similar section contained or incorporated by reference herein or in the applicable prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2022

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $100,000,000.

This prospectus provides you with a general description of the securities that may be offered. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering and, to the extent appropriate, any updates to the information about us contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover or as otherwise specified therein and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain or incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any related free writing prospectus and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

As used in this prospectus and unless otherwise indicated, the terms “we,” “us,” “our,” “Glimpse,” or the “Company” refer to The Glimpse Group, Inc. and its wholly owned subsidiaries.

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THE COMPANY

Overview

We are a Virtual (“VR”) and Augmented (“AR”) Reality platform company, comprised of a diversified group of wholly-owned and operated VR and AR companies, providing enterprise-focused software, services and solutions. We believe that we offer significant exposure to the rapidly growing and potentially transformative VR and AR markets, while mitigating downside risk via our diversified model and ecosystem.

Our platform of VR/AR subsidiary companies, collaborative environment and diversified business model aims to simplify the challenges faced by companies in the emerging VR/AR industry, potentially improving each subsidiary company’s ability to succeed, while simultaneously providing investors an opportunity to invest directly into the emerging VR/AR industry via a diversified infrastructure.

Leveraging our platform, we strive to cultivate and manage the business operations of our VR/AR subsidiary companies, with the goal of allowing each underlying company to better focus on mission-critical endeavors, collaborate with the other subsidiary companies, reduce time to market, optimize costs, improve product quality and leverage joint go-to-market strategies. Subject to operational, market and financial developments and conditions, we intend to carefully add to our current portfolio of subsidiary companies via a combination of organic expansion and/or outside acquisition.

The VR/AR industry is an early-stage technology industry with nascent markets. We believe that this industry has significant growth potential across verticals, may be transformative and that our diversified platform and ecosystem create important competitive advantages. Our subsidiary companies currently target a wide array of industry verticals, including but not limited to: Corporate Training, Education, Healthcare, Branding/Marketing/Advertising, Retail, Financial Services, Food & Hospitality, Media & Entertainment, Architecture/Engineering/Construction (“AEC”) and Social VR support groups and therapy. We do not currently target direct-to-consumer (“B2C’) VR/AR software or services, only business-to-business (“B2B”) and business-to-business-to-consumer (“B2B2C”), and we are hardware agnostic.

Our Corporate Information

The Glimpse Group, Inc. was incorporated on June 15, 2016, under the laws of the State of Nevada and is headquartered in New York, New York. Our executive offices are located at 15 West 38th St, 9th Fl, New York, NY 10018, and our telephone number is 917-292-2685. We maintain a corporate website at www.theglimpsegroup.com. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be active link to our website.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance. We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements.

These forward-looking statements reflect our management’s beliefs and views with respect to future events, are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in these forward-looking statements. We discuss many of these risks in greater detail in this prospectus under “Risk Factors” and in our Annual Report on Form 10-K filed with the SEC on September 28, 2022, as well as those described in the other documents we file with the SEC. Moreover, new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

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We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable laws or regulations.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including working capital.

DESCRIPTION OF COMMON STOCK

General

We are authorized to issue 300,000,000 shares of common stock, $0.001 par value per share.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors to our board of directors. Holders of the Company’s common stock representing one-third (33 1/3%) of the voting power of the Company’s common stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as a liquidation, merger or an amendment to the Company’s articles of incorporation.

Subject to the rights of preferred stockholders (if any), holders of the Company’s common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights, and there are no redemption provisions applicable to the Company’s common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is ClearTrust, LLC.

Listing

Our common stock is currently quoted on The Nasdaq Capital Market under the symbol “VRAR”.

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DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 20,000,000 shares of preferred stock, par value $0.001 per share, from time to time, in one or more series. We do not have any outstanding shares of preferred stock.

Our articles of incorporation authorizes our board of directors to issue preferred stock from time to time with such designations, preferences, conversion or other rights, voting powers, restrictions, dividends or limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as shall be determined by the board of directors for each class or series of stock. Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, or any securities exchange or market on which our stock is then listed or admitted to trading.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change-in-control of the Company.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●	the provisions for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. The warrant agreement, together with the terms of the warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

●	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	if appropriate, a discussion of Federal income tax consequences; and

●	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

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DESCRIPTION OF RIGHTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our stockholders to purchase shares of our common stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part, the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights. The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

●	the date for determining the persons entitled to participate in the rights distribution;

●	the exercise price for the rights;

●	the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

●	the number of rights issued to each stockholder and the number of rights outstanding, if any;

●	the extent to which the rights are transferable;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

●	anti-dilution provisions of the rights, if any; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock, warrants or rights or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●	the terms of the units and of any of the common stock, preferred stock, rights and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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●	a description of the terms of any unit agreement governing the units; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

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If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the Nasdaq Capital Market or other market on which our shares may then trade at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

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General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The financial statements of The Glimpse Group, Inc. as of and for the years ended June 30, 2022 and 2021 appearing in The Glimpse Group, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2022, have been audited by Hoberman & Lesser CPA’s, LLP, as set forth in its report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC’s internet site.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (ii) after the date of this prospectus until the offering of the securities is terminated:

●	The information in our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 31, 2022;
●	Our Annual Report on Form 10-K for the year ended June 30, 2022 as filed with the SEC on September 28, 2022;
●	Current Reports on Form 8-K filed with the SEC on July 19, 2022, August 2, 2022 and as amended on October 11, 2022, and September 28, 2022; and
●	The description of the Registrant’s common stock which is contained in a Registration Statement on Form 8-A filed on June 29, 2021 (File No. 001-40556) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

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